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                  BlackRock Municipal Income Investment Trust
                              File No. 811-10333
  Item No. 77Q1(a) (Copies of Material Amendments to Registrant's Charter or
                            By-laws) -- Attachment

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of an amendment to BlackRock Municipal Income Investment Trust's (the "Fund") Statement of Preferences of the Fund's Series W-7 Variable Rate Demand Preferred Shares filed with the books and records of the Fund on May 16, 2016.

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                                                                Exhibit 77Q1(a)

                  BLACKROCK MUNICIPAL INCOME INVESTMENT TRUST

                               AMENDMENT TO THE
                          STATEMENT OF PREFERENCES OF
             VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP SHARES")

   The undersigned officer of BlackRock Municipal Income Investment Trust (the "Trust"), a Delaware statutory trust, hereby certifies as follows:

   1. The Board of Trustees of the Trust (with the consent of the Holders (as defined in the Statement of Preferences) of the VRDP Shares required under
Section 5 of the Statement of Preferences) has adopted resolutions to amend the Statement of Preferences as follows:

   The section entitled "Designation" in the Statement of Preferences is deleted in its entirety and replaced with the following:

                                  DESIGNATION

   Series W-7: A series of 520 preferred shares of beneficial interest, par value $0.001 per share, liquidation preference $100,000 per share, is hereby authorized and designated "Series W-7 Variable Rate Demand Preferred Shares," also referred to herein as "Series W-7 VRDP Shares." Each
   Series W-7 VRDP Share shall be issued on a date determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Applicable Rate equal to the Ratings Spread (as defined in the Notice of Special Rate Period, dated October 22, 2015) plus the Securities Industry and Financial Markets Association ("SIFMA") Municipal Swap Index, published at 3:00 p.m., New York City time, on Wednesday, May 11, 2016, for the Initial Rate Period from, and including, May 16, 2016 to, and including, May 18, 2016 and an initial Dividend Payment Date of June 1, 2016; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Charter, as set forth in Parts I and II of this Statement of Preferences. The Series W-7 VRDP Shares shall constitute a separate series of preferred shares of beneficial interest in the Trust and each Series W-7 VRDP Share shall be identical. Except as otherwise provided with respect to any additional Series of VRDP Shares, the terms and conditions of this Statement of Preferences apply to each Series of VRDP Shares.

   2. Except as amended hereby, the Statement of Preferences remains in full force and effect.

   3. An original copy of this amendment shall be lodged with the records of the Trust and filed in such places as the Trustees deem appropriate.

                           [SIGNATURE PAGE FOLLOWS]

                                      2

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   IN WITNESS WHEREOF, BlackRock Municipal Income Investment Trust, has caused these presents to be signed as of May 16, 2016 in its name and on its behalf by its Vice President and attested by its Secretary. Said officers of the Trust have executed this amendment as officers and not individually, and the obligations and rights set forth in this amendment are not binding upon any such officers, or the trustees or shareholders of the Trust, individually, but are binding only upon the assets and property of the Trust.

                                     BLACKROCK MUNICIPAL INCOME INVESTMENT TRUST

                                     By:  /s/ Jonathan Diorio
                                          --------------------------------------
                                          Name:   Jonathan Diorio
                                          Title:  Vice President

ATTEST:

/s/ Janey Ahn
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Name:   Janey Ahn
Title:  Secretary